Exhibit 10.1

                         UAL CORPORATION

         INCENTIVE COMPENSATION AND PROFIT SHARING PLAN




I.  PURPOSE

     In an effort to maintain a position of leadership in the fast-growing and highly competitive business segments in which UAL Corporation (the "Company") competes, it is necessary to promote financial interests of the Company and its corporate affiliates (the "Subsidiaries"), including its growth, by (A) attracting and retaining highly qualified executives possessing outstanding ability, (B) motivating executives and other management employees by means of performance related incentives, and (C) providing incentive compensation opportunities which are competitive with those of major corporations. The Incentive Compensation Plan (the "Plan") hereinafter described is designed to assist the Company in attaining these objectives.

II.  ADMINISTRATION OF THE PLAN

     1. The Company is responsible for the general administration of the Plan, except as to matters expressly reserved in this Plan to the Compensation Administration Committee of the Board of Directors of the Company (the "Board"), with respect to all grants to any "covered employee" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and regulations promulgated thereunder (the "Covered Employees"), and to the Compensation Committee of the Board with respect to all other grants. Unless specifically named, the Compensation Administration Committee or Compensation Committee, whichever is applicable in the context, will herein be called the "Committee." Determinations, decisions and actions of the Company or the Committee in connection with the construction, interpretation, administration, or application of the Plan will be final, conclusive, and binding upon any Participant and any person claiming under or through the Participant. Neither the Company nor any member of the Committee will be liable for any determination, decision, or action made with respect to the Plan or any Incentive Award granted, or Profit Sharing Payments made, under the Plan.

     2.  A Participant's rights and interests in any Incentive
Award or Profit Sharing Amount under the Plan may not be assigned or transferred and are not subject to attachment, garnishment, execution, or other creditor's processes.

     3. If a Participant transfers employment classifications during a calendar year, the amount of the Participant's Incentive Compensation Payments or Profit Sharing Payments for that calendar year shall be based on the amount of the Participant's compensation that he/she receives during that calendar year as an Incentive Compensation Participant or Profit Sharing Participant, as the case may be.

     4. The Incentive Compensation Plan may at any time be amended, modified, or terminated, as the Board, in its discretion, determines. The Profit Sharing Plan may at any time be amended, modified, or terminated, as the Company. in its discretion, determines. Such amendment, modification, or termination of the Incentive Compensation Plan or the Profit Sharing Plan will not require the consent, ratification, or approval of any party, including any Participant.

     5. The Plan does not constitute a contract of employment, and participation in the Plan will not give any employee the right to be retained in the service of the Company or its Subsidiaries.

     6. This Plan and all determinations made and actions taken pursuant hereto will be governed and construed by the internal laws of the State of Illinois.

III.  DEFINITIONS

     1.  Award Year -- The calendar year for which Incentive
Awards, if any, are calculated under the Plan.

     2. Financial Objectives -- Financial performance goals established by the Company and approved by the Committee at the beginning of an Award Year. Financial Objectives may apply to overall Company and Subsidiaries performance in selected areas and/or to performance of major business segments of the Company and Subsidiaries.

     3. Financial Performance Factor -- The numerical factor determined by the Company shortly after the Award Year by comparing actual performance during such Award Year to the applicable Financial Objectives previously established for such Award Year.

     4. Incentive Compensation Participant -- A person who is a senior or a key management employee of the Company or one or more Subsidiaries and who is designated as an Incentive Compensation Participant for an Award Year by the Company or the Committee. Designation as an Incentive Compensation Participant will apply only for the Award Year for which the designation is made. The Company may, in its sole discretion, designate certain management employees as Special Incentive Compensation Participants for an Award Year.

     5.  Incentive Compensation Plan --  The provisions of this
Plan as applied to Incentive Compensation Participants.

     6. Individual Performance Objectives -- Goals and objectives established by the Company (or by the Compensation
Administration Committee in the case of Covered Employees) for each Incentive Compensation Participant.

     7. Individual Performance Factor -- The numerical factor determined with respect to the Plan by the Company (or by the Compensation Administration Committee in the case of Covered Employees) shortly after the Award Year, based upon an evaluation as to the extent to which an Incentive Compensation Participant in the Plan achieved the Individual Performance Objectives established for him/her. Such evaluation will be wholly discretionary and subjective on the part of the Company or the Compensation Administration Committee, as the case may be.

     8. Incentive Awards -- The dollar value of awards made to Incentive Compensation Participants under the Plan. Notwithstanding any other provisions of the Plan, in no event may the total Incentive Award for any Award Year for any Incentive Compensation Participant exceed 100% of his/her base salary for the Award Year.

     9. Incentive Opportunity -- The amount, determined by the Company and approved by the Committee, as appropriate, at the beginning of an Award Year, that an Incentive Compensation Participant may receive as an Incentive Award under the Plan.
The Incentive Opportunity will be stated as a percentage of an Incentive Compensation Participant's annual base salary for an Award Year (prorated for a partial year's participation). If an Incentive Compensation Participant held more than one eligible position in the Award Year, his/her Incentive Opportunity will be determined on a prorated basis. The Incentive Opportunity for a Special Incentive Compensation Participant shall be stated as a dollar amount rather than as a percentage of his/her annual base salary for the Award Year.

     10. Participant -- An Incentive Compensation Participant or a Profit Sharing Participant, whichever is applicable.

     11. Profit Sharing Goals -- The collective Financial Objectives for the Company and its Subsidiaries for the Profit Sharing Year that coincides with the Award Year for which the Financial Objectives are established as determined by the Company. For purposes of determining the amount of Profit Sharing Payments, the Profit Sharing Goals for a particular Profit Sharing Year shall be separately stated as a threshold goal, a target goal and a maximum goal.

     12. Profit Sharing Participant -- A person who, on his/her Employee Service Record Form UG 100 or any successor thereof, is classified, for at least part of the Profit Sharing Year for which the Profit Sharing Payment is being made, as a regular full-time or regular part-time management employee, is not an Incentive Compensation Participant and, on December 31 of that Profit Sharing Year, is actively employed in any job classification, has retired.

     13.  Profit Sharing Payments -- The amount to which Profit
Sharing Participants are entitled for a Profit Sharing Year, as determined under Section V of the Plan.

     14. Profit Sharing Plan -- The provisions of this Plan as applied to Profit Sharing Participants.

     15.  Profit Sharing Year -- The calendar year.  Unless the
Company specifically otherwise determines, Profit Sharing
Payments shall be made only for 1997, 1998, and 1999 in the subsequent calendar year.

     16. Profit Sharing Wages -- The amount of a Profit Sharing Participant's taxable wages for the Profit Sharing Year, increased by the amount of his/her pre-tax contributions under any qualified Code Section 401(k) plan or Code Section 125 cafeteria plan and any HMO premium deductions for the Profit Sharing Year, and decreased by the amount of any extraordinary payments such as moving expense reimbursements, Pride Awards and Code Section 125 cafeteria plan reimbursements for the Profit Sharing Year


IV.  INCENTIVE COMPENSATION PAYMENTS

A.  Participation

     1. Incentive Compensation Participants will be determined annually by the Company or the Committee from among key and senior management employees of the Company and its Subsidiaries. This determination will allow participation only for the Award Year concerned.

     2. If an Incentive Compensation Participant's employment with the Company or its Subsidiaries is terminated during an Award Year, the appropriate Incentive Award under the Plan, if any, for such Participant will be subject to the sole discretion of the Company's Chairman (or to the sole discretion of the Compensation Administration Committee in case of the termination of employment of a Covered Employee). A transfer of employment between the Company and any of its Subsidiaries will not be considered a termination of employment.

B.  Computation of Incentive Awards

     1. The Incentive Award for an Award Year for an Incentive Compensation Participant will be the product of the Incentive Compensation Participant's Incentive Opportunity modified by the Financial Performance Factor and Individual Performance Factor, multiplied by the Incentive Compensation Participant's applicable base salary. No Incentive Award will be made to an Incentive Compensation Participant for an Award Year in which his/her applicable Financial Performance Factor is below threshold level. However, the Chairman of the Company, with Committee approval, may waive the applicable Financial Performance Factor threshold requirement.

     2.  Total payments to all Incentive Compensation
Participants will be limited to 5% of Pre-Tax Income in any given
Award Year.  If total calculated Incentive Awards exceed 5% of
Pre-Tax Income, payments will be made on a prorated basis.

C.  Payment of Awards

     1. Subject to Paragraph 2 below, payment of Incentive Awards will be made in cash on or about April 1 of the year following the Award Year; provided, however, that an Incentive Award may be deferred at the election of an Incentive Compensation Participant in the manner described in Paragraph 2 below.

     2. An Incentive Compensation Participant may elect, on or before December 31 of the year preceding an Award Year, to defer receipt of all or any portion of his/her Incentive Award to a subsequent calendar year. An Incentive Compensation Participant will receive payment of a deferred Incentive Award in a lump sum in January of the earliest of: (1) the deferral calendar year selected by the Incentive Compensation Participant; (2) the calendar year immediately after the Incentive Compensation Participant's retirement under the United Air Lines, Management and Salaried Pension Plan, (3) the calendar year after the Incentive Compensation Participant's termination of employment with the Company or Subsidiaries for other reasons, provided that a transfer of employment from the Company or one of its Subsidiaries to the Company or another of its Subsidiaries will not be considered a termination of employment; (4) the occurrence of an "Unforeseeable Emergency," provided that a distribution pursuant to this clause (4) shall not exceed the amount reasonably needed to satisfy the emergency need; or (5) any other time elected by the Incentive Compensation Participant, provided that upon making such an election, the Incentive Compensation Participant shall be entitled to receive 90% of the amounts then credited to him/her under the Plan and shall forfeit the remaining 10% of such amount. The amounts deferred will be credited annually with compound interest at the prime rate in effect during the deferral period at the end of the calendar quarter, as reported by The Wall Street Journal. All deferred Incentive Awards will be reflected in the Company's books as general unsecured and unfunded obligations of the Company. No trust in favor of any Incentive Compensation Participant will be implied. Deferral elections will be irrevocable by an Incentive Compensation Participant. For purposes of this paragraph, "Unforeseeable Emergency" shall mean a severe financial hardship to the Incentive Compensation Participant resulting from a sudden and unexpected illness or accident of the Incentive Compensation Participant or of his/her dependent (as defined in Section 152(a) of the Code), loss of the Incentive Compensation Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Incentive Compensation Participant. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any case, payment under clause (4) above may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Incentive Compensation Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or (iii) by cessation of deferrals under the Plan.

D.  Special Incentive Compensation Rules

     1. Notwithstanding any other provision of this Plan to the contrary: Incentive Awards with respect to an Award Year for any Incentive Compensation Participant who is a Covered Employee with respect to such Award Year (i) may not exceed $900,000 and (ii) shall be determined by reference to a formula which shall define the Incentive Award by reference to the attainment by the Company of one or more target levels of pre-tax income (as determined under generally accepted accounting principles but without regard to any items (whether gains or losses) otherwise included therein relating to (a) the UAL Corporation Employee Stock Ownership Plan, the UAL Corporation Supplemental ESOP, or the trusts relating thereto, (b) any event or occurrence that the Compensation Administration Committee determines to be either not directly related to the operations of the Company or not within the reasonable control of the Company's management, (c) this Plan, and (d) the Company's 1988 Restricted Stock Plan) for such Award Year. Such target level(s) and the formula referred to above shall be determined by the Compensation Administration Committee prior to the commencement of such Award Year (or at such later time as may be permissible under Section 162(m) of the
Code). The Compensation Administration Committee shall determine and certify whether such target levels of pre-tax income have been met. Notwithstanding the foregoing, the Compensation Administration Committee may, in its sole discretion, reduce the Incentive Award otherwise determined pursuant to such formula.

V.  PROFIT SHARING PAYMENTS

A.  Participation

     Each Profit Sharing Participant shall be entitled to a Profit Sharing Payment in the amount, if any, as determined below for each Profit Sharing Year in which he/she satisfies the definition of the term "Profit Sharing Participant."

B.  Computation of Profit Sharing Payments

The amount of Profit Sharing Payment to be made to a Profit Sharing Participant for a Profit Sharing Year is the product of his/her Profit Sharing Wages for the Profit Sharing Year, multiplied by the percentage determined under the following table, on the basis of the performance of the Company and its Subsidiaries relative to its Profit Sharing Goals for the Profit Sharing Year:

     Profit Sharing Goal      Percentage of Profit Sharing Wages
     -------------------      ----------------------------------

     Less Than Threshold                  0%
        Threshold                         1.00%
          Target                          2.55%
         Maximum                          3.75%

If the Company and its Subsidiaries achieve a Profit Sharing Goal of at least the Threshold and between any two of the levels set forth in the schedule above, the applicable Percentage of Profit Sharing Wages shall be the amount determined by linear interpolation between the two levels of Profit Sharing Goals.

C.  Payment

     Profit Sharing Payments for a Profit Sharing Year will be made to Profit Sharing Participants no later than March 31 of the calendar year following the Profit Sharing Year for which the Profit Sharing Payments are made.